EXHIBIT 10.17


                            SECOND LOAN MODIFICATION


         This Second Loan Modification Agreement is entered into as of September 23, 1998, by and between METRISA, INC., formerly known as Holometrix, Inc., successor by merger with, among others, Tytronics Incorporated ("Borrower"), a Delaware corporation whose address is 25 Wiggins Avenue, Bedford, Massachusetts 01730, and SILICON VALLEY BANK, a California-based bank ("Bank") with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054, and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02481, doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, (i) a certain Loan and Security Agreement dated as of July 24, 1997, as amended by a certain Loan Modification and Assumption Agreement dated as of July 23, 1998 (as amended, the "Loan Agreement"), and (ii) a certain Promissory Note dated July 24, 1997 (the "Note"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the Loan Agreement, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or security the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

   A. Modification to Loan Agreement.

      1. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

               "Borrowing Base" means an amount equal to the lesser of: (i) seventy percent (70.0%) of Eligible Accounts as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower, increasing to seventy-five percent (75.0%) of Eligible Accounts after the Borrower reports two (2) consecutive profitable quarters, and (ii)for Advances through September 30, 1997, the then existing Tangible Net Worth of the Borrower, plus "Minority Interest" as defined in the Borrower's balance sheet for such period, and for Advances after September 30, 1997, the then existing Tangible Net Worth of the Borrower, multiplied by 1.1."

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          and inserting in lieu thereof the following:

               "Borrowing Base" means an amount equal to: (i) seventy-five percent (75.0%) of Eligible Accounts as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower, PLUS (ii) twenty percent (20.0%) of the value of Borrower's Eligible Inventory (valued at the lower of cost or wholesale fair market value) as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower, MINUS (iii) the then outstanding principal balance of the Term Loan."

      2. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

               "Committed Revolving Line" means credit extension of up to One Million Dollars ($1,000,000.00)

          and inserting in lieu thereof the following:

               "Committed Revolving Line"means a credit extension of up to One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00)."

      3. The Loan Agreement shall be amended by inserting after the definition of "Eligible Foreign Accounts" appearing in Section 1.1 thereof the following new definition:

               "Eligible Inventory" means that portion of Borrower's Inventory that is located at Borrower's principal place of business or such other locations as are permitted under Section 7.11 and that complies with the representations and warranties set forth in
               Section 5.5, but shall in any event exclude used, returned or obsolete Inventory. For purposes hereof, Inventory shall be limited to raw materials and finished goods of the Borrower."

      4. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

               "Revolving Maturity Date" means September 23, 1998."

          and inserting in lieu thereof the following:

               "Revolving Maturity Date" means September 23, 1999."


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      5.  The Loan Agreement shall be amended by deleting the following text appearing as Section 6.8 thereof:

               "6.8 Quick Ratio. Borrower shall maintain as of the last day of each of the following periods, a ratio of Quick Assets to Current Liabilities as follows: (a) Quarter ending June 30, 1997 - 0.50:1.0; (b) Months ending July 31, 1997, and August 31, 1997 -
               0.35:1.0; (c) Month ending October 31, 1997, and each subsequent month which is not also a quarter end - 0.40:1.0; (d) Quarter ending December 31, 1997, and all subsequent quarters - 0.70:1.0"

          and inserting in lieu thereof the following:

               "6.8 Quick Ratio. Borrower shall maintain as of the last day of each of the following periods, a ratio of Quick Assets to Current Liabilities as follows: (a) Quarter ending September 30, 1998 - 0.70:1.0; (b) Quarter ending December 31, 1998 - 0.60:1.0; (c)
               Quarter ending March 31, 1999 - 0.65:1.0; (d) Quarter ending June 30, 1999 and for each quarter thereafter - 0.70:1.0; and (e) Month ending October 31, 1998, and each subsequent month which is not also a quarter end - 0.50:1.0."

      6. The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9 thereof:

               "6.9 Tangible Net Worth. Borrower shall maintain as of the last day of each of the following periods, a Tangible Net Worth as follows: (a) Month ending June 30, 1997 - $550,000.00; (b) Months ending July 31, 1997, and August 31, 1997 - $500,000.00; (c)
               Quarter ending September 30, 1997, and each subsequent quarter - $1,150,000.00 (d) Month ending October 31, 1997, and each subsequent month which is not also a quarter end - $900,000.00."

          and inserting in lieu thereof the following:

               "6.9 Tangible Net Worth. Borrower shall maintain as of the last day of each of the following periods, a Tangible Net Worth as follows: (a) Quarter ending September 30, 1998, and each subsequent quarter - $1,200,00.00; and (b) Month ending October 31, 1998, and each subsequent month which is not also a quarter end - $900,000.00."

      7. The Loan Agreement shall be amended by deleting the following text appearing as Section 6.13 thereof:


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               "6.13 Net Income. Borrower shall maintain on the last day of each of the following quarters, Net Income as follows: (a) Quarter ending June 30, 1997- ($25,000.00); (b) Quarter ending September 30, 1997 - $150,000.00; (c) Quarter ending December 31, 1997 -
               ($75,000.00); (d) Quarter ending March 31, 1998 - $1.00; and (e)
               Quarter ending June 30, 1998 - $50,000.00."

          and inserting in lieu thereof the following:

               "6.13 Net Income. Borrower shall maintain on the last day of each of the following quarters, Net Income as follows: (a) Quarter ending September 30, 1998 - $250,000.00; (b) Quarter ending December 31, 1998 - ($375,000.00); (c) Quarter ending March 31, 1999 - ($125,000.00); and (d) Quarter ending June 30, 1999 and for each quarter thereafter - $1.00."

      8. The Loan Agreement shall be amended by deleting the Compliance Certificate attached as Exhibit D to the Loan Agreement and inserting in lieu thereof Exhibit D attached to this Loan Modification Agreement.

      9. The Loan Agreement shall be amended by deleting the Borrowing Base Certificate attached as Exhibit C to the Loan Agreement and inserting in lieu thereof Exhibit C attached to this Loan Modification Agreement.

4. FACILITY FEE. Borrower shall pay to Bank a facility fee (the "Facility Fee") equal to Ten Thousand Dollars ($10,000.00) which fee shall be due on the date hereof and which shall be deemed fully earned as of the date hereof.

5. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security of other collateral granted to the Bank, and confirms that the Indebtedness and Obligations secured thereby includes, without limitation, the Indebtedness.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. NO DEFENSES OF BORROWER. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to

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the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

9. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                            BANK:

METRISA, INC., formerly known        SILICON VALLEY BANK, doing
as Holometrix, Inc., successor       business as SILICON VALLEY EAST
by merger with, among others,
Tytronics Incorporated

By:                                  By:
   -------------------------            ---------------------------
Name:                                Name:
     -----------------------              -------------------------
Title:                               Title:
      ----------------------               ------------------------
                                     SILICON VALLEY BANK


                                     By:
                                        ---------------------------
                                     Name:
                                          -------------------------
                                     Title:
                                           ------------------------
                                     (signed in Santa Clara County, California)




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